UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

ACREAGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-56021

British Columbia, Canada	98-1463868
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

450 LEXINGTON AVENUE, #3308 NEW YORK, New York, 10163, united states
(Address of principal executive offices, including zip code)

(646) 600-9181
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class E subordinate voting shares	ACRHF	OTC Markets Group Inc.

Class D subordinate voting shares	ACRDF	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On March 1, 2022, Acreage Holdings, Inc. (the “Company”) announced the appointment of Dennis Curran as the Chief Operating Officer, effective the same date. Mr. Curran is replacing Robert J. Daino, who previously announced his decision on October 26, 2021 to retire as the Chief Operating Officer, effective as of March 31, 2022.

Mr. Curran, 57, previously served as Chief Customer Officer of GSK Consumer Healthcare, a consumer healthcare company and developer of healthcare brands and products, from 2015 to 2022, where he was responsible for delivering sales, profitability, and innovation for the United States, the business’ largest market. Prior to that, Mr. Curran had a 29-year career at Procter and Gamble, working in both the United States and Europe with some of the world’s leading consumer brands. In his last role at Proctor and Gamble, Mr. Curran served as the Regional Manager and President for P&G’s North American Prestige business, from 2012 to 2015, where he was responsible for overseeing sales, marketing, operations, and communications for various prestige brands with a portfolio worth roughly $550 million. In this role, he was also responsible for launching major product news on each brand twice per year and creating the re-entry of certain brands in the United States.

The Company has entered into an offer letter (the “Offer Letter”) with Mr. Curran with respect to his employment as Chief Operating Officer. The Offer Letter provides for Mr. Curran to receive: (a) an annual base salary of $350,000; (b) an initial equity award under the Acreage Holdings, Inc. Annual Omnibus Equity Incentive Plan with a total value of up to $1,050,000 (the “Equity Award”); and (c) a Short Term Incentive bonus award, targeted to be 75% of Mr. Curran’s base salary with the opportunity to increase to 150% of Mr. Curran’s base salary based on the satisfaction of certain Company financial performance targets. The Equity Award will vest annually in one-third increments and consists of New Restricted Stock Units and Floating Restricted Stock Units (“RSUs”) and New Options and Floating Options (“Options”), the final type and amount to be determined by the Board of Directors of the Company with the total number of RSUs and Options to be equal to $1,050,000 divided by the closing price of the Company’s common stock on the Canadian Securities Exchange on March 1, 2022. The Offer Letter also provides severance benefits equal to twelve months of Mr. Curran’s base salary following his termination by the Company without cause.

There are no arrangements or understandings with any other person pursuant to which Mr. Curran will be appointed as the Company’s Chief Operating Officer, and there are no family relationships between Mr. Curran and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Curran and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the Offer Letter is filed with this Current Report on Form 8-K as Exhibit 10.1 and the Company’s press release announcing the appointment of Mr. Curran is attached hereto as Exhibit 99.1. The foregoing description of the terms of the Offer Letter is a summary of select terms, is not complete, and is qualified in its entirety by reference to the full text thereof, which is incorporated by reference herein.

Appointment of New Director

On March 3, 2022, the Company announced that Steven Strom has been appointed to the Company’s Board of Directors.

Mr. Strom is the founder of Odinbrook Global Advisors and has more than thirty years of experience advising companies in the US, Canada, Latin America, Europe and Asia. Mr. Strom focuses on providing expert advice to clients to develop restructuring strategies and implement solution transactions. Mr. Strom served as a director for Schmitt Industries Inc. (NASDAQ:SMIT) from June 2019 to October 2021 and since May 2020, he has served as the chairman of the audit committee and board member of Dayco. From 2016 to early 2018 Mr. Strom was CEO of Blackhill Partners, an investment bank based in Dallas, Texas. Previously, he was a Managing Director in the Restructuring Group at Jefferies where he joined in 2006 and was Global Head of Restructuring from 2008 to 2014. Prior to Jefferies, Mr. Strom was a Managing Director in the Restructuring Group at CIBC World Markets (2002-2006) and a Managing Director at Chanin Capital Partners (1997-2002), a Research Analyst/Trader at Commodities Corporation (1993-1996) and a Vice President in the M&A Group at Chemical Bank (1986-1993). Mr. Strom has an MBA with a concentration in Finance from the University of Michigan (1986) and a bachelor’s degree in Business (Finance) from Arizona State University (1984) where he had a Regent’s Academic Scholarship and was awarded the Outstanding Finance Student by the Financial Analysts Society.

As a non-employee director, Mr. Strom will receive a new director bonus of $150,000 of restricted stock units, or RSUs, and annual compensation consistent with that paid to other non-employee directors as determined yearly.

There is no arrangement or understanding between Mr. Strom and any other person pursuant to which Mr. Strom was appointed as a director of the Company, and there are no transactions in which Mr. Strom has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Strom was appointed by the Board to fill a vacancy created by the Board when it increased the size of its Board from eight to nine directors pursuant to its authority to determine the size of the Board as granted to it under the Articles of Incorporation.

The Company’s press release announcing the appointment of Mr. Strom is attached hereto as Exhibit 99.2 and is incorporated herein by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit

10.1	Offer of Employment Letter, dated January 5, 2022, by and between Acreage Holdings, Inc. and Dennis Curran.

99.1	Press Release of Acreage Holdings, Inc. dated March 1, 2022 announcing appointment of Chief Operating Officer and Senior Leadership Update.

99.2	Press Release of Acreage Holdings, Inc. dated March 3, 2022 announcing appointment of Steve Strom to the Board of Directors

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACREAGE HOLDINGS, INC.

Date: March 4, 2022	/s/ Steve Goertz
Steve Goertz Chief Financial Officer